Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas R. Greco, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report on Form 10-Q of Advance Auto Parts, Inc. for the quarterly period ended April 20, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of the Company. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying Report.

Date:	May 22, 2019	By:	/s/ Thomas R. Greco
		Name:	Thomas R. Greco
		Title:	President and Chief Executive Officer and Director

I, Jeffrey W. Shepherd, certify, pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and 18 U.S.C. Section 1350, that, to my knowledge, the Quarterly Report on Form 10-Q of Advance Auto Parts, Inc. for the quarterly period ended April 20, 2019 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and that the information contained in such Report fairly presents in all material respects the financial condition and results of operations of the Company. The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying Report.

Date:	May 22, 2019	By:	/s/ Jeffrey W. Shepherd
		Name:	Jeffrey W. Shepherd
		Title:	Executive Vice President, Chief Financial Officer